UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

To

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013 (October 21, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 23, 2013, American Realty Capital Properties, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial Report”), in part for the purpose of announcing its entry into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 22, 2013, with Cole Real Estate Investments, Inc., a Maryland corporation (the “Target”) or (“Cole”), and Clark Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides for the merger of the Target with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company. The board of directors of the Company has by unanimous vote approved the Merger Agreement and the other transactions contemplated by the Merger Agreement.

The purpose of this amended Current Report on Form 8-K/A (the “Amendment”) is (i) to provide certain information with respect to the Commitment Letter (as defined below) entered into between the Operating Partnership and Barclays Bank PLC, (ii) to provide certain information with respect to the Letter Agreements (as defined below) entered into between the Company and certain officers of Cole, (iii) to provide certain information with respect to employment agreements entered into between the Company and each of Nicholas S. Schorsch and Brian S. Block, (iv) to provide certain information with respect to the Company’s multi-year outperformance plan and (v) to provide certain Cole unaudited historical financial information as of June 30, 2013 and for the three and six months ended June 30, 2013 and certain audited historical financial information for the year ended December 31, 2012, to include pro forma information for properties acquired by the Company from June 30, 2013 to September 30, 2013, including the related financing thereon, to incorporate pro forma information for the probable merger with CapLease, Inc. and related parties, the probable merger with American Realty Capital Trust IV, Inc., the 120 properties acquired from Fortress Investment Group, LLC of which the acquisition of 79 properties is considered probable, the acquisition of 33 properties to be acquired from Inland American Real Estate Trust, Inc. of which the acquisition of 28 properties is considered probable, and to incorporate pro forma information for the Merger with Cole, which is considered to be probable.

Item 1.01. Into a Material Definitive Agreement.

Cole Letter Agreements

Concurrently with the execution of the Merger Agreement, Stephan Keller,  Cole’s Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Holland, Cole’s President and Chief Operating Officer, and Kirk McAllaster, Cole’s Executive Vice President and Chief Financial Officer of Non-Listed REITs, entered into letter agreements with the Company (collectively, the “Letter Agreements”), pursuant to which each of them has agreed, among other things, to certain arrangements in connection with the closing of the Merger and the payment of amounts to which they are entitled under the Agreement and Plan of Merger dated as of March 5, 2013, by and among Cole, CREInvestments, LLC, Cole Holdings Corporation (“Cole Holdings”) and Christopher H. Cole, pursuant to which Cole acquired Cole Holdings on April 5, 2013.  The Letter Agreements provide that a portion of the shares of Company Common Stock that will be issued to each of Messrs. Keller, Holland and McAllaster in connection with the closing of the Merger will be subject to certain restrictions on transfer, such shares to be released from such restrictions on a quarterly basis on the last day of each calendar quarter beginning with the first full calendar quarter following the consummation of the Merger through December 31, 2017.

Copies of the Letter Agreements are attached hereto as Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, and are incorporated herein by reference. The foregoing descriptions of the Letter Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Barclays Commitment Letter

On October 22, 2013, and in connection with the entry into the Merger Agreement, the Operating Partnership entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”). The Commitment Letter provides for a commitment by Barclays to provide (i) up to $2.175 billion in senior secured term loans (the “Term Loan Facility”) and (ii) up to $575 million in senior unsecured bridge loans (the “Bridge Facility”). Additionally, it is contemplated that the Operating Partnership may issue senior unsecured notes (the “Notes”) in lieu of all or a portion of the loans under the Bridge Facility and, if the Operating Partnership chooses to borrow under the Bridge Facility, it may refinance all or a portion of the Bridge Facility at a later date with the proceeds of the Notes. To the extent that the Operating Partnership, the Target or any of their respective subsidiaries incurs or issues any other indebtedness after the date of the Commitment Letter and prior to the closing of the merger, subject to certain exceptions set forth in the Commitment Letter, the commitments of Barclays under the Commitment Letter will be reduced on a dollar-for-dollar basis. The proceeds from these borrowings or issuances will be used by the Company to pay a portion of the consideration to be paid in the merger, to refinance existing indebtedness of the Target and to pay related fees and expenses. The commitment of Barclays under the Commitment Letter is subject to certain conditions, including the absence of a Chicago Material Adverse Effect (as defined in the Commitment Letter), the negotiation of definitive documentation and other customary closing conditions.

The Operating Partnership will pay certain customary fees and expenses in connection with the Term Loan Facility, the Bridge Facility and the Notes. Barclays Capital Inc., an affiliate of Barclays, is providing certain advisory and other services to the Company in connection with the merger and the related financing.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On October 21, 2013, the Company entered into employment agreements with Nicholas S. Schorsch, its Chairman and Chief Executive Officer, and Brian S. Block, its Executive Vice President and Chief Financial Officer (the “Executives”), to be effective as of the effective date of the consummation of the Company’s restructuring into a self-managed real estate investment trust (the “Effective Date”). Messrs. Schorsch and Block are currently employed by the Company’s manager, ARC Properties Advisors, LLC. The employment agreements provide for initial nine year terms that will automatically renew for additional three-year periods unless either party provides 90 days’ notice of non-renewal prior to the end of the then current term. Under his employment agreement, Mr. Schorsch will serve as Executive Chairman and Chief Executive Officer of the Company. Under his employment agreement, Mr. Block will serve as Chief Financial Officer of the Company and will report to Mr. Schorsch.

Mr. Schorsch’s employment agreement provides for a base salary of $1,100,000 per year and Mr. Block’s employment agreement provides for a base salary of $500,000 per year. The base salaries will be reviewed at least once a year and will be increased annually, effective each January 1, by a minimum positive amount equal to the base salary as in effect on January 1 of the preceding year multiplied by the percentage increase in the Consumer Price Index for such year.

As of the Effective Date, Messrs. Schorsch and Block will receive retention awards of 2,000,000 and 804,506, respectively, restricted shares of the Company’s common stock. One-ninth of Mr. Schorsch’s retention award will vest on the Effective Date and an additional one-ninth will vest on each of the following eight anniversaries of such date. One-seventh of Mr. Block’s retention award will vest on the Effective Date and an additional one-seventh will vest on each of the following six anniversaries of such date.

In addition, Messrs. Schorsch and Block will be entitled to receive annual cash and equity incentive bonuses in amounts equal to a percentage of their base salaries determined based on the level of satisfaction of annual performance goals set by the Board as follows:

	Annual Cash Incentive Bonus (Percentage of Base Salary)			Annual Equity Incentive Bonus (Percentage of Base Salary)
	Threshold	Target	Maximum	Threshold	Target	Maximum
Schorsch	250%	350%	450%	350%	450%	550%
Block	150%	250%	350%	250%	350%	450%

Any annual cash or equity incentive bonus payment will be paid in the year following the year for which it was earned, but in no event later than April 1 of such following year. Any equity incentive award will be paid in the form of restricted shares, units of the Company’s operating partnership, ARC Properties Operating Partnership, L.P. (the “Operating Partnership”), LTIP units of the Operating Partnership or other similar instruments (“Equity Units”) and will vest ratably over three years, beginning on the January 1 following the date on which it is earned.

Messrs. Schorsch and Block will be entitled to annual vacation of ten and six weeks, respectively, for each full calendar year and will receive cash payments in lieu of any accrued but unused vacation time. In addition to Company sponsored employee benefit plans, for each Executive, the Company will (i) maintain, at its cost, supplemental renewable long-term disability insurance as agreed to by the Company and the Executive, (ii) pay for an annual medical examination for the Executive and (iii) pay or reimburse each Executive for miscellaneous costs incurred up to a maximum annual amount for tax and financial planning, as well as for miscellaneous travel and other expenses. The employment agreements provide that the Company will purchase whole life insurance policies on the lives of the Executives to be owned by the executives in the amount of $30 million for Mr. Schorsch and $7.5 million for Mr. Block. In addition, the Company will be entitled to purchase insurance on the lives of the Executives in the amounts of $15 million for Mr. Schorsch and $10 million for Mr. Block.

The employment agreements provide that in the event of the executive’s termination as result of his death or disability, or, subject to his execution and non-revocation of a release, without cause (as defined in the employment agreements) or, solely with respect to Mr. Schorsch, for good reason (as defined in his employment agreement), the executive (or his estate, as applicable) will be entitled to receive on the 60th day following his separation from service a lump sum cash payment in an amount equal to the sum of the following amounts (the “Severance Payment”):

•	any earned and unpaid base salary, annual cash and equity incentive bonuses, Equity Unit and expense reimbursements due and owing to the Executive for the period of employment preceding his termination date (including pay in lieu of accrued, but unused, vacation);
•	the fair value of unvested Equity Units as of the termination date, consistent with the terms of the award;
•	the annual cash incentive bonus and annual equity incentive bonus at the maximum performance level for the year in which the termination occurs, prorated for the portion of the year of termination that the Executive was employed prior to the effective date of termination;
•	an amount equal to the sum of (i) the Executive’s then annual base salary and (ii) the sum of the annual cash incentive bonus and annual equity incentive bonus (assuming target level performance) and Equity Units multiplied by (x) the remaining years in the initial nine-year term of the employment agreement for the first six years of the initial term and (y) 2.99 for each of the remaining years in the initial term and each year of any renewal term.

In addition, upon any such termination without cause or for good reason, as applicable, the Executive will be allowed to continue to participate, at the Company’s cost, in any healthcare, dental, vision, and prescription drug plans in which the executive participated prior to termination for a period of two years following termination (the “Severance Period”), to the extent permitted or otherwise practicable under such plans. To the extent not permitted or otherwise practicable, the Company will take such actions as may be necessary to provide the executive with substantially comparable benefits (without additional cost to the executive). If the executive engages in regular employment after termination, then any benefits received by him which are similar in nature to any of the forgoing plans will relieve the Company of it obligation to provide such comparable benefit to the extent of benefits so received.

The employment agreements provide that if the Executive is terminated for cause or due to a voluntary termination by the Executive (without good reason in the case of Mr. Schorsch) the Executive will be entitled to receive pro rata annual cash and equity incentive bonuses the threshold level for the year of termination. In addition, the employment agreements provide that the Executive’s equity awards will vest upon certain terminations of his employment.

In the event of a change in control (as defined in the employment agreements), all of the Executive’s equity awards will become fully vested. If the Executive’s employment terminates within two years following a change in control for any reason other than for cause, death or disability, he will be entitled to receive, in a lump sum within 20 days of his termination, an amount equal to the greater of the Severance Payment and an amount equal to 2.99 multiplied by the sum of (i) the Executive’s average annual base salary for the three calendar year period immediately prior to the Executive’s date of termination and (ii) the average annual cash incentive bonus actually received by the Executive for the three full fiscal year periods that immediately preceded Executive’s date of termination, in each case annualized if the Executive has been employed for less than three years (the “Change of Control Severance Payment”). If the Executive has received the Severance Payment because of a termination within six months of a change of control, he will be entitled to an additional payment, in a lump sum within twenty days following the change in control, equal to the difference between (a) the Change of Control Severance Payment and (b) the Severance Payment.

In addition, the employment agreements provide for restrictions on use of confidential information, and for a period of 12 months following termination for any reason, restrictions on solicitation.

The foregoing descriptions of the employment agreement with Messrs. Schorsch and Block is only a summary and is qualified in its entirety by reference to the employment agreements, copies of which will be attached as exhibits to a subsequent report to be filed by the Company pursuant to the Securites Exchange Act of 1934, as amended (the “Exchange Act”).

Multi-Year Outperformance Plan

On October 21, 2013, the Company approved a multi-year outperformance plan (the “OPP”), to be effective as of the Effective Date. The OPP will be evidenced by individual agreements entered into between the Company and the participants selected by the Board (the “Participants”) that set forth the Participant’s participation percentage in the OPP (“OPP Agreements”). The Board has approved participation percentages of 42.5% and 10% for Messrs. Schorsch and Block, respectively.

Under the OPP Agreements, the Participants will be eligible to earn performance-based bonus awards equal to the Participant’s participation percentage of a pool that will be funded up to a maximum award opportunity (the “OPP Cap”) of $120 million, which is equal to approximately 5% of our equity market capitalization (“the Initial Market Cap”). Subject to the OPP Cap, the pool will equal an amount to be determined based on our achievement of total return to stockholders, including both share price appreciation and common stock distributions (“Total Return”), for a three-year performance period (the “Performance Period”); each 12 month period during the Performance Period (each an “Annual Period”) and the initial 24 month period of the Performance Period (the “Interim Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%

Relative Component:  4% of any excess Total Return attained above the median Total Return for the performance period of the Peer Group,* subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
50% will be earned if a cumulative Total Return achieved is:	0%	0%	0%
0% will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
a percentage from 50% to 100% calculated by linear interpolation will be earned if cumulative Total Return achieved is if between:	0% - 18%	0% - 6%	0%- 12%

* The “Peer Group” is comprised of the following companies: EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; Realty Income Corporation; and Spirit Realty Capital, Inc.

The OPP Agreements will provide for early calculation and vesting of the award in the event of certain terminations of the Participant’s employment or in the event of a change in control of the Company, in either case prior to the end of the Performance Period. The Participant’s will be entitled to receive a tax gross-up in the event that any amounts paid to the Participant under the OPP constitute “parachute payments” as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

Any amounts earned under the OPP will be issued in the form of LTIP Units, which represent units of equity ownership in the Operating Partnership that are structured as a profits interest therein. Subject to the Participant’s continued service through each vesting date, 1/3 on each of the third, fourth and fifth anniversaries of the Effective Date. The Participant will be entitled to receive distributions of LTIP Units to the extent provided for in the limited partnership agreement of the Operating Partnership, as amended from time to time.

This summary description of the material terms of the general terms of the OPP is qualified in its entirety by the form of Multi-Year Outperformance Plan Agreement to be attached as an exhibit to a subsequent report to be filed by the Company pursuant to the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Attached as Exhibit 99.1 to this Amendment are Cole’s audited financial statements included in Cole’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on March 29, 2013.

Attached as Exhibit 99.2 to this Amendment are Cole’s unaudited financial statements included in Cole’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 as filed with the SEC on August 5, 2013.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company, which include Cole, as of June 30, 2013 and for the periods ended June 30, 2013 and December 31, 2012, are filed as Exhibit 99.3 to this Amendment and are incorporated herein by reference.

d) Exhibits

Exhibit No.	Description

23	Consent of Deloitte & Touche LLP

99.1	Cole Real Estate Investments, Inc. Audited Financial Statements from its Annual Report on Form 10-K for the year ended December 31, 2012

99.2	Cole Real Estate Investments, Inc. Unaudited Financial Statements from its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013

99.3	The Company’s Unaudited Pro Forma Consolidated Financials as of June 30, 2013 and for the six months ended June 30, 2013 and the year ended December 31, 2013

99.4	Letter Agreement, dated October 22, 2013, between Kirk McAllaster and American Realty Capital Properties, Inc.

99.5	Letter Agreement, dated October 22, 2013, between Stephan Keller and American Realty Capital Properties, Inc.

99.6	Letter Agreement, dated October 22, 2013, between Jeffrey Holland and American Realty Capital Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 25, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors